                                                                    EXHIBIT 99.2


        Unaudited Pro Forma Combined Statement of Income

     The following unaudited pro forma combined statements of income have been prepared from our historical financial statements to give effect to:

o Our acquisition from Kinder Morgan Inc. effective as of December 31, 1999, of Kinder Morgan Interstate Gas
     Transmission LLC, a 33 1/3% interest in Trailblazer
     Pipeline Company and a 49% interest in Red Cedar Gathering
     Company in exchange for 9,810,000 common units and $330 million in cash; and

o    Our acquisition from Columbia Gulf Transmission Company on
     November 30, 1999, of a 33 1/3% interest in Trailblazer
     Pipeline Company for $37.6 million in cash.

     The total purchase price, including assets received and liabilities assumed, of the above acquisitions together with the allocations of those purchase prices are shown below.

                                                (In thousands, except
                                                  per unit amounts)
December 31, 1999 Acquisitions:

KMIGT
 Cash                                                   $330,000
 Units(6,528 at $41.4375 per unit)                       270,502
                                                        --------
 Total Purchase Price                                    600,502
                                                        ========
 Allocation of Purchase Price:
 Net Assets Acquired                                     270,502
 Debt Assumed                                            330,000
 Goodwill                                                     --
                                                        --------
 Total Allocation                                      $600,502
                                                        ========

Trailblazer - 33 1/3% interest
 Cash                                                   $      0
 Units (907 at $41.4375 per unit)                         37,600
                                                        --------
 Total Purchase Price                                     37,600
                                                        ========
 Allocation of Purchase Price:
 Net Assets Acquired                                      37,600
 Debt Assumed                                                 --
 Goodwill                                                     --
                                                        --------
 Total Allocation                                       $ 37,600
                                                        ========
Red Cedar
 Cash                                                   $      0
 Units (2,375 at $41.4375 per unit)                       98,400
                                                        --------
 Total Purchase Price                                     98,400
                                                        ========
 Allocation of Purchase Price:
 Net Assets Acquired                                      98,400
 Debt Assumed                                                 --
 Goodwill                                                     --
                                                        --------
 Total Allocation                                       $ 98,400
                                                        ========
November 30, 1999 Acquisition:

Trailblazer - 33 1/3% interest
 Cash                                                   $ 37,600
                                                        --------
 Total Purchase Price                                     37,600
                                                        ========
 Allocation of Purchase Price:
 Net Assets Acquired                                      37,600
 Debt Assumed                                                 --
 Goodwill                                                     --
                                                        --------
 Total Allocation                                       $ 37,600
                                                        ========

     The unaudited pro forma combined statements of income reflect adjustments as if the above acquisitions had occurred on January 1, 1999. The pro forma adjustments reflected in the accompanying unaudited pro forma statements of income were prepared using the purchase method of accounting. The pro forma adjustments are based on contractual obligations and certain assumptions that we believe are reasonable under the circumstances.

     The column entitled "Partnership Historical" includes earnings from equity investments from our 33 1/3% interest in Trailblazer Pipeline Company acquired on November 30, 1999.

     The column entitled "KMIGT Historical" consists of the historical results of operations of Kinder Morgan Interstate Gas
Transmission LLC.

     The column entitled "Trailblazer Historical" consists of the historical results of operations of Trailblazer Pipeline
Company.

     The column entitled "Red Cedar Historical" consists of the historical results of operations of Red Cedar Gathering Company.

     The column entitled "Pro Forma Adjustments to Eliminate 33
1/3% of Trailblazer" eliminates the 33 1/3% interest in Trailblazer that we did not acquire by the recognition of minority interest and the original 33 1/3% interest in Trailblazer that we acquired on November 30, 1999 by the elimination of equity earnings included in the "Partnership
Historical" column.

     The column entitled "Pro Forma Adjustments to Eliminate 51% of Red Cedar" eliminates the "Red Cedar Historical" column and replaces the full-year amounts with our 49% interest in Red
Cedar, recorded as equity earnings.

     The column entitled "Other Pro Forma Adjustments" include adjustments to operating expenses and general and administrative expenses to reflect reductions that are contractually guaranteed under the terms of an agreement whereby Kinder Morgan, Inc. will continue to operate, on our behalf, KMIGT. The Operations and Reimbursement Agreement, effective as of December 31, 1999, has an original term of five years, automatically extended for successive five-year terms unless either party notifies the other of its intent not to renew. Under the agreement, Kinder Morgan, Inc. will act as an independent contractor and perform all necessary or appropriate actions to operate and maintain the KMIGT pipeline system. In consideration for its performance under the agreement, Kinder Morgan, Inc. is to fully reimbursed for all of their expenditures, subject to agreed-upon amounts budgeted for operating, maintaining and expanding the KMIGT pipeline system. Kinder Morgan, Inc. will also be reimbursed for all corporate general and administrative costs related to the KMIGT pipeline system, subject to agreed-upon amounts. We believe the amount to be paid to Kinder Morgan, Inc. for the services provided by them fairly reflects the value of the services performed. Furthermore, we believe the agreed-upon amount was, at the time the contracts were entered into, a reasonable estimate of the actual expenses to be incurred. All other pro forma adjustments are labeled and explained on the unaudited pro forma combined statement of income.

     Our general partner's interest in net income gives effect to the allocation of pro forma net income resulting from the utilization of partnership sharing ratios. Our general partner's interests represent a 1% ownership in Kinder Morgan Energy Partners, L.P. and a direct 1.0101% ownership interest in each of our operating partnerships. Our partnership agreements specify that items of income and loss shall be allocated among the partners in accordance with their percentage interests. Normal allocations according to percentage interests are made, however, only after giving effect to any priority income allocations in an amount equal to the incentive distributions that are allocated 100% to our general partner. Incentive distributions are generally defined as all cash distributions paid to our general partner that are in excess of 2% of the aggregate amount of cash being distributed. Our general partner's interest in net income includes incentive distributions the general partner would have received based on total distributions. These incentive distributions are greater under the pro forma statement due to our $0.05 increase in per unit quarterly distributions, announced on December 15, 1999, and resulting from cash flow attributable to all of the acquired interests and the issuance of the 9,810,000 common units to Kinder Morgan, Inc. as consideration for the acquired interests.

     The unaudited pro forma combined statement of income does not purport to present the results of operations of Kinder Morgan Energy Partners, L.P. had the assumed acquisitions and assumed events occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statement of income does not give effect to any operating efficiencies or cost savings that may be realized as a result of the acquisition, primarily related to reduction of duplicative operating, general and administrative expenses, other than those cost savings which are contractually guaranteed.

     The unaudited pro forma combined statement of income should be read in conjunction with our historical financial statements, including the related notes, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

The pro forma adjustment to income tax benefit (expense) reflects the reversal of Kinder Morgan Interstate Gas Transmission LLC's historical income tax expense.

The pro forma adjustment to merger-related and severance costs reflects the removal of non-recurring charges unrelated to the acquisition transactions reflected in these pro forma combined statements of income.

The unaudited pro forma combined statements of income do not purport to present the results of operations of Kinder Morgan
Energy Partners, L.P. had the assumed acquisitions and assumed events occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not give effect to any operating efficiencies or cost savings that may be realized as a result of the acquisition, primarily related to reduction of duplicative operating, general and administrative expenses, other than those cost savings which are contractually guaranteed.

The unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements, including the related notes which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                         Partnership      KMIGT       Trailblazer    Red Cedar
                                                         Historical     Historical     Historical    Historical
                                                         -----------    ----------    -----------    ----------
Revenues                                                  $ 428,749     $ 113,207      $  33,711     $ 118,696

Costs and Expenses
  Operating expenses                                        143,107        37,333          2,827        81,340
  Merger and restructuring costs                                 --            --             --            --
  Depreciation and amortization                              46,469        16,985         16,973         6,177
  General and administrative                                 35,612         9,566             --         1,560
  Taxes, other than income taxes                             16,154         4,608            879           175
  Merger-related and severance costs                             --         3,054             --            --
                                                          ---------     ---------      ---------     ---------
                                                            241,342        71,546         20,679        89,252

Operating Income                                            187,407        41,661         13,032        29,444

Other Income (Expense)
  Earnings from equity investments                           42,918            --             --            --
  Amortization of excess cost of equity investments          (4,254)           --             --            --
  Interest, net                                             (52,605)      (27,119)        (2,882)       (3,279)
  Other, net                                                 14,085          (248)            --           155
  Gain on sale of equity interest and special charges        10,063            --             --            --
  Minority interest                                          (2,891)           --             --            --
                                                          ---------     ---------      ---------     ---------

Income Before Income Taxes and
Extraordinary charge                                        194,723        14,294         10,150        26,320

Income Tax Benefit (Expense)                                 (9,826)       (5,948)            --            --

                                                          ---------     ---------      ---------     ---------
Income Before Extraordinary charge                          184,897         8,346         10,150        26,320

Extraordinary charge on early
extinguishment of debt                                       (2,595)           --             --            --
                                                          ---------     ---------      ---------     ---------
Net Income                                                $ 182,302     $   8,346      $  10,150     $  26,320
                                                          =========     =========      =========     =========

Calculation of Limited Partners' Interest
in Income Before Extraordinary item:
Income Before Extraordinary charge                        $ 184,897
Less: General Partners' interest in Net Income              (56,273)
                                                          ---------
Limited Partner's Net Income Before
  Extraordinary item                                        128,624
Less: Extraordinary charge on early
  extinguishment of debt                                     (2,595)
                                                          ---------
Limited Partners' Net Income                              $ 126,029
                                                          =========
Net Income per Unit Before
  Extraordinary charge                                    $    2.63
                                                          =========

Extraordinary charge per Unit                             $   (0.06)
                                                          =========

                                                          =========
Net Income per Unit                                       $    2.57
                                                          =========

Declared distribution per unit                            $    2.85
                                                          =========

                                                          =========
Number of Units used in Computation                          48,974
                                                          =========

















































               PRO FORMA COMBINED STATEMENT OF INCOME - CONTINUED
                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)



                                                             Pro Forma         Pro Forma
                                                          Adjustments to    Adjustments to       Other
                                                         Eliminate 33 1/3%   Eliminate 51%      Pro Forma     Pro Forma
                                                         of Trailblazer(a)  of Red Cedar(b)    Adjustments    Combined
                                                         -----------------  ---------------   -------------   ---------
Revenues                                                    $      --         $(118,696)      $      --       $ 575,667

Costs and Expenses
  Operating expenses                                               --           (81,340)        (12,514)(d)     170,753
  Merger and restructuring costs                                   --                --              --              --
  Depreciation and amortization                                    --            (6,177)         (4,710)(e)      75,717
  General and administrative                                       --            (1,560)         (3,516)(d)      41,662
  Taxes, other than income taxes                                   --              (175)             --          21,641
  Merger-related and severance costs                               --                --          (3,054)(f)          --
                                                            ---------         ---------       ---------       ---------
                                                                   --           (89,252)        (23,794)        309,773

Operating Income                                                   --           (29,444)         23,794         265,894

Other Income (Expense)
  Earnings from equity investments                               (283)           12,897(c)           --          55,532
  Amortization of excess cost of equity investments                24                --          (1,110)(g)      (5,340)
  Interest, net                                                    --             3,279           3,244(b)      (79,362)
  Other, net                                                       --              (155)             --          13,837
  Gain on sale of equity interest and special charges              --                --              --          10,063
  Minority interest                                            (3,383)               --            (602)(i)      (6,876)
                                                            ---------         ---------       ---------       ---------

Income Before Income Taxes and
Extraordinary charge                                           (3,642)         (13,423)          25,326         253,748

Income Tax Benefit (Expense)                                       --               --            5,948(j)       (9,826)

                                                            ---------         ---------       ---------       ---------
Income Before Extraordinary charge                             (3,642)         (13,423)          31,274         243,922

Extraordinary charge on early
extinguishment of debt                                             --               --               --          (2,595)
                                                            ---------         ---------       ---------       ---------
Net Income                                                  $  (3,642)        $ (13,423)      $  31,274       $ 241,327
                                                            =========         =========       =========       =========

Calculation of Limited Partners' Interest
in Income Before Extraordinary item:
Income Before Extraordinary charge                                                            $  59,025       $ 243,922
Less: General Partners' interest in Net Income                                                  (22,779)        (79,052)
                                                                                              ---------       ---------
Limited Partner's Net Income Before
  Extraordinary item                                                                             36,246         164,870
Less: Extraordinary charge on early
  extinguishment of debt                                                                             --          (2,595)
                                                                                              ---------       ---------
Limited Partners' Net Income                                                                     36,246         162,275
                                                                                              =========       =========
Net Income per Unit Before
  Extraordinary charge                                                                        $    0.17       $    2.80
                                                                                              =========       =========

Extraordinary charge per Unit                                                                 $    0.02       $   (0.04)
                                                                                              =========       =========

                                                                                              =========       =========
Net Income per Unit                                                                           $    0.19       $    2.76
                                                                                              =========       =========

Declared distribution per unit                                                                $    0.20       $    3.05
                                                                                              =========       =========

                                                                                              =========       =========
Number of Units used in Computation                                                               9,810          58,784
                                                                                              =========       =========

(a) Represents the elimination of the 33 1/3% interest in Trailblazer that was not acquired and the 33 1/3% interest in Trailblazer that was acquired on November 30, 1999. The 33 1/3% interest that was not acquired is eliminated by recording minority interest expense. The 33 1/3% interest acquired on November 30, 1999, which is included in the Partnership Historical column is eliminated by reversing the equity earnings, including the amortization of excess cost of investment.

(b) Represents the elimination of the 51% interest in Red Cedar that was not acquired on January 1, 1999. The Red Cedar historical amounts are reversed and our 49% equity interest in Red Cedar earnings is recorded under the equity method.

(c) Represents our 49% interest in Red Cedar earnings, recorded under the equity method. Amount is equal to 49% of Red Cedar's 1999 historical income of $26,320.

(d) The pro forma adjustments to operating expenses and general and administrative expenses reflect reductions that are contractually guaranteed under the terms of an agreement whereby Kinder Morgan, Inc. will continue to operate, on our behalf, KMIGT. The operating expense adjustments represent savings in operations, maintenance, fuel loss and transportation and compression charges. The general and administrative expense adjustment reflects the reversal of KMIGT's historical expenses and the incremental general and administrative expenses, which are contractually limited to $6,050.

(e) The pro forma adjustments to depreciation and amortization expense reflect the reduction in estimated depreciation expense as a result of the reduced cost of property, plant and equipment, and an adjustment to include a full year of depreciation for KMIGT. The total reduction in property, plant and equipment cost is $272,285. The amortization period used to record our adjustment is 40 years for KMIGT and Trailblazer.

(f) The pro forma adjustment to merger-related and severance costs reflects the removal of non-recurring charges unrelated to the acquisition transactions reflected in these pro forma combined statements of income. These charges primarily represent KMIGT's allocated share of severance costs incurred by Kinder Morgan, Inc. during 1999, as identified in the financial statements of Kinder Morgan Interstate Gas Transmission, LLC which are included as part of this Form 8-K/A, Amendment No. 2 filing.

(g) The pro forma adjustment to amortization of excess cost of equity investments reflect the amortization of the excess cost of our investment in Red Cedar over our share of the book value of the underlying net assets of Red Cedar. The excess costs resulting from the acquisition of a 49% interest in Red Cedar is $55,523, and the assumed amortization period is 50 years.

(h) The pro forma adjustment to interest, net reflects the reversal of KMIGT's historical interest expense and the incremental interest expense on the additional $330,000 in debt incurred with respect to the acquisitions. The adjustment for interest expense was made using a rate of 6.59%, which represents the committed rate associated with the debt used to finance the acquisitions.

(i) The pro forma adjustment to minority interest reflects the allocation of additional historical net income and pro forma adjustments to net income to our general partner, due to our general partner's direct 1.0101% general partner interest in our operating partnerships.

(j) The pro forma adjustment to income tax benefit (expense) reflects the reversal of KMIGT's historical income tax expense.